     As filed with the Securities and Exchange Commission on May 12, 2000

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------
   POST-EFFECTIVE AMENDMENT NO. 5               POST-EFFECTIVE AMENDMENT NO. 3
                 ON                                           ON
              FORM S-3                                     FORM S-3
                 TO                                           TO
              FORM SB-2                                   FORM SB-2
       REGISTRATION STATEMENT                       REGISTRATION STATEMENT
                UNDER                                       UNDER
       SECURITIES ACT OF 1933                       SECURITIES ACT OF 1933
     Registration No. 33-80347                    Registration No. 333-40895
--------------------------------------------------------------------------------

                       CELL ROBOTICS INTERNATIONAL, INC.
              ---------------------------------------------------
                (Name of small business issuer in its Charter)

Colorado                                               5049-05                                      84-1153295
-----------------------------------        -----------------------------------            ---------------------
(State or other jurisdiction                  (Primary Standard Industrial                         IRS Employer
of incorporation or organization)             Classification Code Number)                 Identification Number

                          2715 Broadbent Parkway N.E.
                         Albuquerque, New Mexico 87107
                                (505) 343-1131
                                --------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       Dr. Ronald K. Lohrding, President
                          2715 Broadbent Parkway N.E.
                         Albuquerque, New Mexico 87107
                                (505) 343-1131
                                --------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                               Andrew F. Pollet
                              Pollet & Richardson
                               a Law corporation
                           10900 Wilshire Boulevard
                                   Suite 500
                         Los Angeles, California 90024
                                (310) 208-1182

         Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  PROSPECTUS

                       CELL ROBOTICS INTERNATIONAL, INC.
                       ---------------------------------


                       1,505,000 Shares of Common Stock

                       80,000 Redeemable Public Warrants

                       5,175 Redeemable Class A Warrants


          ___________________________________________________________

                 OTC Electronic Bulletin Board Trading Symbols

                    Common Stock               CRII
                    Public Warrants            CRIIW
                    Class A Warrants           No public trading
                                               market exists
          __________________________________________________________



An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning at page 10.


Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The Date of This Prospectus is May 9, 2000

                       CELL ROBOTICS INTERNATIONAL, INC.
                               Table of Contents


     Item No. and Heading
     In Form S-3                                                          Location
     Registration Statement                                             In Prospectus
     ----------------------                                             -------------
1.   Forepart of the Registration Statement and                  Forepart of Registration Statement and outside
     outside front cover page of Prospectus                      front cover page of Prospectus

2.   Inside front and outside back cover pages of                Inside front and outside back cover pages of
     Prospectus                                                  Prospectus

3.   Summary Information, Risk Factors and                       Prospectus Summary, Risk Factors
     Ratio of Earnings to Fixed Charges

4.   Use of Proceeds                                             Used of Proceeds

5.   Determination of Offering Price                             Determination of Offering Price

6.   Dilution                                                    Dilution

7.   Selling Securityholder                                      Selling Securityholder

8.   Plan of Distribution                                        Plan of Distribution

9.   Description of Securities to be Registered                  Description of Securities to be Registered

10.  Interest of Named Experts and Counsel                       Interest of Named Experts and Counsel

11.  Material Changes                                            Material Changes

12.  Incorporation of Certain Information by Reference           Incorporation of Certain Documents by Reference

13.  Disclosure of Commission Position on                        Indemnification
     Indemnification for Securities Act Liabilities

                              PROSPECTUS SUMMARY

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.


                       Cell Robotics International, Inc.

We were organized on September 28, 1988 as Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc. We have developed, and are manufacturing, marketing and selling, a number of sophisticated laser-based medical devices, and are continuing to develop additional sophisticated medical laser products.

As a pioneer in the development of optical trapping technology, we have evolved from being a developer of laser-based laboratory instruments to a supplier of novel medical laser products. Our product lines include laser-based research workstations, In Vitro Fertilization Workstations, and the Personal and Professional Lasette(R), which utilizes a laser to sample blood for diabetics to measure their glucose.

In 1999, we focused our efforts primarily on the large diabetic market and developing the award-winning Lasette(R), a compact, portable laser skin perforator. This groundbreaking product provides diabetics with nearly painless sampling of capillary blood and little residual soreness. The Lasette(R) is the only FDA cleared alternative to the steel lancet or needle for diabetics for both home-use and clinical-use to be able to sample their blood for glucose testing to determine their subsequent insulin injections. The Lasette(R) is also cleared for all blood screening test applications for clinical and home settings.

We believe that the certain trends in blood sampling will provide us with unique opportunities:

     . An increasing demand for less painful alternatives for capillary blood sampling;

     . Eliminate cross-contamination from accidental needle or lancet sticks in hospitals and clinics;

     . A growing number of diagnosed diabetics seeking better blood glucose control;

     . A widening understanding of the need to provide testing methods for needle-phobic individuals.

To capitalize on these opportunities, our strategy is focused on introducing the Lasette(R) and positioning the Company as a leader in the development of technologically advanced and innovative medical devices that offer more effective, safer and less painful solutions than conventional procedures.

Other products and technology includes: In Vitro Fertilization Workstation to increase pregnancy rates, Cell Robotics Research Workstation which uses laser light for manipulating and cutting cells, chromosomes and DNA molecules, and a new broad-based patent for "laser initiated PCR" for single cell diagnostics.

                               How to Contact Us

We maintain our principal offices at 2715 Broadbent Parkway, N.E., Suite A-E, Albuquerque, New Mexico 87107. Our telephone number at that address is (505) 343-1131, our facsimile number is (505) 344-8112, and our internet website address is http://www.cellrobotics.com.


                                 The Offerings

This Prospectus relates to multiple offerings which we are registering on behalf of Paulson Investment Company Inc., and certain of its officers, whom we collectively refer to as the Selling Securityholders. See "Selling Securityholder" and "Description of Securities Registered". The offerings under this Prospectus consist of the following:

     . 160,000 shares of common stock and 80,000 Public Warrants issuable to the Selling Securityholders upon their exercise of the Representative Warrants. We are also registering the 80,000 common shares issuable upon the exercise of the Public Warrants;

     . 10,350 shares of common stock and 5,175 Class A Warrants issuable to one of the Selling Securityholders upon the exercise of her Placement Agent's Warrants. We are also registering the 5,175 common shares issuable upon the exercise of the Class A Warrants; and

     . 329,475 shares of common stock issued to two Selling Securityholders upon their exercise of the Placement Agent's Warrants and the Class A Warrants in February 2000.

We are also registering 920,000 shares of common stock issuable to the public warrant holders upon the exercise of their Public Warrants.

Market for Securities

A public market for our Class A Warrants currently does not exist. However, our common stock and Public Warrants are traded on the Bulletin Board under the symbols CRII and CRIIW, respectively. There can be no assurance that a market for our Class A Warrants will develop in the future, or that a market for our common stock or Public Warrants, or any of them individually, will continue in the future. We have no arrangements with broker-dealers concerning the maintenance of a trading market for our securities. As a result, your ability to resell our securities may be severely limited and you may be required to hold our securities for an indefinite period of time.

Redeemable Class A and Public Warrants

We have the right, at our discretion, to call all of the Class A Warrants and Public Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per warrant if all of the following requirements are concurrently met:

     1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Class A and Public Warrants under the Securities Act is in effect; and

     2. there exists a public trading market on the NASDAQ Market or the OTC Electronic Bulletin Board for our common stock; and

     3. the closing public trading price of our common stock has equaled or exceeded $3.50 per share relating to our Class A Warrants and $4.80 per share relating to our Public Warrants, for at least ten consecutive trading days immediately before the date of our redemption notice.

Upon the SEC declaring this registration effective, we will have met requirement 1 above. Currently, our common stock trades on the OTC Electronic Bulletin Board meeting requirement 2. Our stock price has in the immediate past, exceeded the threshold prices in requirement 3. If the common stock price should continue to do so for 10 consecutive days after this registration statement is declared effective, we will have the right to redeem the outstanding Class A Warrants and Public Warrants after our 30 days prior written notice to you. As a holder of Class A Warrants and/or Public Warrants, you will have exercise rights until the close of the business day preceding the date fixed for redemption identified in the notice. If you fail to exercise the Class A Warrants and/or the Public Warrants, you will be forced to sell us these warrants at the redemption price, even though you may wish to hold them or even though the redemption price is substantially lower than their fair value.

The Representative's Warrant Offering

Securities Offered: /(1)/                  160,000 shares of common stock; and
                                           80,000 Public Warrants, which are
                                           included in the public units issuable
                                           to Paulson Investment and certain of
                                           its officers upon exercise of their
                                           Representative's Warrants

Common Shares Outstanding:

     Before the Offering                   8,244,121
     After the Offering as adjusted/(2)/   8,404,121

Offering Price:                            $9.90 per unit

__________________

(1) The shares of common stock and Public Warrants are issuable to Paulson Investment and certain of its officers upon exercise of their Representative's Warrants which is exercisable to acquire 40,000 public units, each unit consisting of four shares of common stock and two Public Warrants. The securities comprising the public units will be immediately separated and transferable. The public units are not being separately registered and there will be no public trading market developed for the public units.

(2) Based upon the outstanding shares at December 31, 1999 and excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, PhD;
     (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant; (6) 10,350 shares of common stock issuable upon exercise of the Placement Agent's Warrants; (7) 5,175 shares of common stock issuable upon exercise of the Class A Warrant issuable upon exercise of the Placement Agent's Warrants; (8) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering; (9) 329,475 shares of common stock issued to the Selling Securityholders; (10) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (11) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (12) up to 500,000 shares of common stock reserved to pay in full a promissory note.

The Representative's Public Warrant Offering

Securities Offered/(1)/:                       80,000 shares of common stock,


Common Shares Outstanding:

     Before the Offering                       8,244,121
     After the Offering as adjusted/(2)/       8,484,121

Offering Price Per Share:                      $2.40

___________________

(1) Assumes the Representative's Warrants have been exercised to purchase 160,000 shares of common stock and Public Warrants exercisable to purchase an additional 80,000 shares of common stock. Also assumes the exercise of the Public Warrants to purchase 80,000 shares of common stock. We do not have the right to compel, nor has Paulson committed to, the exercise of the Representative's Warrant or the Public Warrants. Accordingly, there can be no assurance of the number, if any, of shares of common stock, which will be purchased pursuant to the exercise of the Representative's Warrant or the Public Warrants.

(2) Based upon the outstanding shares at December 31, 1999 and excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, PhD;
     (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 10,350 shares of common stock issuable upon exercise of the Placement Agent's Warrants; (6) 5,175 shares of common stock issuable upon exercise of the Class A Warrants issuable upon exercise of the Placement Agent's Warrants; (7) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering; (8) 329,475 shares of common stock issued to the Selling Securityholders; (9) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (10) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (11) up to 500,000 shares of common stock reserved to pay in full a promissory note.

The Placement Agent's Warrant Offering

Securities Offered:/(1)/                     10,350 shares of common stock and
                                             5,175 Class A Warrants included in
                                             the private units that will be
                                             issuable to Lorraine Maxfield upon
                                             the exercise of her Placement
                                             Agent's Warrants.

Common Shares Outstanding:

     Before the Offering                     8,244,121
     After the Offering as adjusted/(2)/     8,254,471

Offering Price:                              $25,000 per unit.

__________________

(1) The shares of common stock and Class A Warrants are issuable to Lorraine Maxfield upon exercise of her Placement Agent's Warrants which are exercisable to acquire a total of .5175 private units, each unit consisting of 20,000 shares of common stock and 10,000 Class A Warrants. The securities comprising the private units will be immediately separated and transferable. The private units are not being separately registered and there will be no public trading market developed for the private units. On February 11, 2000, Paulson Investment and Chester L. Paulson collectively exercised 10.9825 of the private units for at a total exercise price of $274,563 for which they received 219,650 common shares and 109,825 Class A Warrants. Also, on February 11, 2000, Paulson Investment and Mr. Paulson exercised 109,825 Class A Warrants at a total exercise price of $192,194 for which Paulson received 109,825 common shares.

(2) Based upon the outstanding shares at December 31, 1999 and excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified incentive stock options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, Ph.D.;
     (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 5,175 shares of common stock issuable upon exercise of the Class A Warrants; (6) 160,000 shares of common stock issuable upon exercise of the Representative's Warrant; (7) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants also issuable upon exercise of the Representative's Warrant; (8) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering;
     (9) 329,475 shares of common stock issued to the Selling Securityholders;
     (10) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (11) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (12) up to 500,000 shares of common stock reserved to pay in full a promissory note.

The Class A Warrant Offering

Common Shares:                               5,175 shares of common stock,

Common Shares Outstanding:

     Before the Offering/(1)/                8,254,471
     After the Offering as adjusted/(2)/     8,259,646

Offering Price Per Share:                    $1.75

_____________________

(1) Assumes the Placement Agent's Warrants have been exercised to purchase the 10,350 shares of common stock and 5,175 Class A Warrants. We do not have the right to compel, nor has Lorraine Maxfield committed to, the exercise of the remaining Placement Agent's Warrants. Accordingly, there can be no assurance of the maximum number of shares, which will be purchased pursuant to the exercise of the Placement Agent's Warrants or Class A Warrants.

(2) Based upon the outstanding shares at December 31, 1999 and excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified incentive stock options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, PhD;
     (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 160,000 shares of common stock issuable upon exercise of the Representative's Warrant; (6) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant; (7) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering; (8) 329,475 shares of common stock issued to the Selling Securityholders; (9) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (10) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (11) up to 500,000 shares of common stock reserved to pay in full a promissory note.

The Exercised Placement Agent's Warrants Offering


Securities Offered:                  329,475 shares of common stock


Common Shares Outstanding:

     Before the Offering/(1)/        8,573,596
     After the Offering/(2)/         8,573,596


Offering Price Per Share:            Price relating to prevailing market prices

__________________

(1) Based upon the outstanding shares at December 31, 1999 and includes the shares issued to Paulson Investment and Chester L. Paulson for their exercise of Placement Agent's Warrants and the Class A Warrants on February 11, 2000.

(2) Excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, PhD; (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 10,350 shares of common stock issuable upon exercise of the Placement Agent's Warrants; (6) 5,175 shares of common stock issuable upon exercise of the Class A Warrants issuable upon exercise of the Placement Agent's Warrants; (7)160,000 shares of common stock issuable upon exercise of the Representative's Warrant; (8) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant; (9) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering (10) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (11) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (12) up to 500,000 shares of common stock reserved to pay in full a promissory note.

The Public Warrant Offering


Securities Offered:/(1)/            920,000 shares of common stock


Common Shares Outstanding:

     Before the Offering            8,244,121
     After the Offering/(2)/        9,164,121


Offering Price Per Share:           $2.40
__________________

(1) Assumes the exercise of the Public Warrants held by the public warrantholders to purchase 920,000 shares of common stock. We do not have the right to compel, nor have the public warrantholders committed to, the exercise of the Public Warrants. Accordingly, there can be no assurance of the number of shares of common stock, which will be purchased pursuant to the exercise of the Public Warrants.


(2) Based upon the outstanding shares at December 31, 1999 and excludes: (1) 647,153 shares of common stock reserved for future issuance pursuant to the exercise of qualified Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 370,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (3) 450,000 shares of common stock reserved for issuance upon the exercise of options reserved for our president, Ronald K. Lohrding, PhD;
     (4) up to 220,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of consulting and service agreements; (5) 10,350 shares of common stock issuable upon exercise of the Placement Agent's Warrants; (6) 5,175 shares of common stock issuable upon exercise of the Class A Warrants issuable upon exercise of the Placement Agent's Warrants; (7)160,000 shares of common stock issuable upon exercise of the Representative's Warrant; (8)80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant; (9) 329,475 shares of common stock issued to the Selling Securityholders; (10) 157,576 shares of common stock issuable upon the exercise of warrants that were sold in a private offering; (11) 100,000 shares of common stock issuable upon exercise of a warrant granted to GEM Edwards, Inc; and (12) up to 500,000 shares of common stock reserved to pay in full a promissory note.

                                 RISK FACTORS

     An investment in our warrants and common stock is very speculative and involves a high degree of risk. You should carefully consider the following risk factors, along with the other matters referred to in this prospectus, before you decide to buy our warrants or common stock. If you decide to buy our warrants and common stock, you should be able to afford a complete loss of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES, AND OUR FUTURE PROFITABILITY IS
UNCERTAIN.

     To date, we have been unable to profitably market our products, and we cannot assure you that we will ever achieve significant revenues or profitable operations in the future. To date, we have generated limited revenues from product sales. We do not have significant experience in manufacturing, marketing or selling our products. Our future development efforts may not result in commercially viable products. We may fail in our efforts to introduce our products or to obtain required regulatory clearances. Our products may never gain market acceptance, and we may never generate revenues or achieve profitability.

FUTURE REVENUE GROWTH WILL DEPEND ON OUR ABILITY TO MARKET AND SELL OUR MEDICAL LASER PRODUCTS.

     Our future revenue growth is dependent on our success in marketing our medical laser products. The risks associated with the introduction of innovative technologies, like our medical laser products, include, but are not limited to, the following:

  . the possibility that some or all of the proposed products may fail to receive additional necessary regulatory clearances;

  . the current and future products may have features which render them uneconomical, either to manufacture or to market;

  . the demand for the products may be too low, or the prices at which the products are accepted by purchasers may be too low, and may prevent us from operating profitably; or

  .  third parties may manufacture and market a superior product.

     Although we have obtained several FDA clearances, there can be no assurance that all or any of our medical laser products will receive the required governmental regulatory approvals or become commercially viable or achieve market acceptance.

WE MAY NEED MORE MONEY, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL.

     We require substantial funds for obtaining regulatory approvals for our medical laser products, for manufacturing and testing our products, for launching our products in the marketplace, and for selling our products. We also need money to file, prosecute, defend and enforce patent claims and other intellectual property rights and to purchase capital equipment. There can be no assurance that the required additional funds will be available on acceptable terms, if at all.

     Because we have no significant revenues, we expect that we will require substantial additional capital for the near future. Debt financing, if we can obtain it, may involve pledging some or all of our assets. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or to enter into arrangements that would require us to relinquish certain rights that we would not otherwise want to relinquish. We may seek additional capital by issuing equity or debt securities. If additional funds are raised by issuing common stock or other types of equity securities, further dilution to existing stockholders, including purchasers of the securities we are currently offering, may result.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, INCLUDING OUR PATENTS, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

     The commercial success of our products will depend, in part, upon our ability to protect and defend our intellectual property rights and the competitive advantages that those rights offer. We rely primarily on a combination of patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. We cannot assure you, however, that these measures will prove to be effective. If these measures do not prove to be effective, it could prevent us from profitably marketing the associated product and adversely affect our business, results of operations and financial condition.

     Currently, we have been issued two patents and we have applied for additional patent protection for our laser-based medical devices, although we cannot assure you that any additional patents will be issued. Our scientific research instruments have only limited patent protection.

     Additionally, we rely on trade secret protection for our proprietary technology. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that our trade secrets will not be disclosed or that we can effectively protect our rights to our trade secrets. Despite the precautions we have taken, unauthorized parties may attempt to engineer, reverse engineer, copy or obtain and use our products and other information we consider proprietary. We are aware of several patents held by third parties that relate to certain aspects of our products. There can be no assurance that these patents would not be used as a basis to challenge our current or future patents, to limit the scope of our patents or to limit our ability to obtain additional or broader patent rights. A successful challenge to our existing or future patents may adversely affect our competitive position.

     Any proceeding in the United States or abroad involving our intellectual property could be expensive and could result in a significant diversion of effort by our technical and management personnel. We may resort to litigation to enforce our patents or protect trade secrets or know-how, as well as to defend against infringement charges. A negative determination in such proceedings could subject us to significant liabilities or require us to seek licenses from third parties. Although patent and intellectual property disputes in the medical and research device areas have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot assure you that necessary licenses would be available to us on satisfactory terms, if at all. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling certain of our products, and could materially adversely affect us.

THE COMPETITION IN THE LASER BIOTECHNOLOGICAL INDUSTRY IS INTENSE, AND WE MAY BE UNABLE TO GAIN A COMPETITIVE POSITION IN THE MARKETPLACE.

     The industry in which we compete is characterized by intense competition, extensive research and development efforts and rapid technological progress.
New product developments and enhancements of existing products are expected to continue and we cannot assure you that discoveries by others will not render our products obsolete.

     There are many companies, both public and private, that are engaged in developing products that will be used for the same purposes as our products. Many of those companies have substantially greater resources, research and development staffs and facilities than we do, and have significantly greater experience in developing products and marketing them. These companies may succeed in developing products that are more effective or less costly than any products we own or that we may develop in the future. Competition within our industry could result in price reductions for products. If that occurred, we may not be able to sell our products at a price that will allow us to realize a return on our investment. Other companies are developing glucose-testing products based on non-invasive technologies, such as needle implants, watches with skin patches and non invasive laser products that are designed to read glucose levels through the skin. If these products are approved for sale and become commercially available in the United States in the future, they could have a material adverse effect on sales of the Lasette(R) and on our business and financial condition.

     Our competitive position also depends upon our ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, acquire technology from third parties, implement development and marketing plans, obtain patent protection and secure adequate capital resources.

OUR LICENSE WITH lUCENT tECHNOLOGIES IS COSTLY, AND THERE CAN BE NO ASSURANCE THAT THE lASERtWEEZERS(r) PRODUCT WILL OBTAIN A LARGE MARKET.

     The LaserTweezers(R) application of our Cell Robotics Workstation is based upon an exclusive patent license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. We were in default under this license agreement, and, in 1999, renegotiated its terms. We paid Lucent the sum of $100,000 in lieu of all sums due and owing for prior years. Additionally, we agreed to increase the royalty from five percent (5%) to seven percent (7%) of the value of each product sold utilizing the patent. Finally, the minimum annual royalties under the license have been reduced to $35,000 per year for the term of the license. Even with these changes to the license, there can be no assurance that we will be able to increase sales of the Cell Robotics Workstation to a level that renders the product economically attractive.

     Furthermore, at least two European companies have developed and are marketing products that we believe violate Lucent's patent. To date, Lucent has elected not to pursue patent infringement claims against these companies and their distributors and, under the terms of the license, we cannot compel Lucent to initiate these proceedings.

WE ARE IN AN INDUSTRY IN WHICH THERE ARE RAPID TECHNOLOGICAL CHANGES AND PRODUCTS CAN QUICKLY BECOME OBSOLETE.

     Our industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards, frequent new product and service introductions and enhancements and intense competition from numerous organizations, including pharmaceutical and medical diagnostic equipment companies, academic institutions, and others. New developments are expected to continue at a rapid pace. We cannot assure you that research and discoveries by others will not render some or all of our products or potential products non-competitive, obsolete and/or unmarketable.

WE ARE IN AN INDUSTRY THAT IS HEAVILY REGULATED, AND WE MAY BE UNABLE TO COMPLY WITH GOVERNMENT REGULATIONS OR WE MAY NEED TO OBTAIN OTHER PRODUCT CLEARANCES OR APPROVALS.

     The testing, manufacture, labeling, distribution, marketing and advertising of many of our products and our ongoing research and development activities are subject to extensive regulation by government agencies in the United States and other countries.

     The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of new medical laser products through lengthy and detailed clinical testing and other compliance procedures. The cost of complying with these regulations is significant. Our failure to meet or comply with existing or future regulations could prevent us from marketing our products, and would have a material adverse effect on our business, financial condition and results of operations.

     Although some of our products have received FDA clearance, have obtained the European Community's CE Mark and have met the ISO 9002 requirements for good manufacturing practices, the time required for completing testing and obtaining required approvals is uncertain, and FDA clearance may never be obtained for some products or applications. Delays or rejections may be encountered based upon changes in FDA policy during the period of product development and FDA regulatory review of our submitted application. Similar delays may also be encountered in other countries. In addition, if regulatory clearance of a product is granted, the clearance may entail limitations on the indicated uses for which the product may be marketed.

     We may make modifications to our products to incorporate enhancements to their functionality and performance based upon new data and design review. We cannot assure you that the FDA will not request additional information relating to product improvements, that any such improvements would not require further regulatory review, thereby delaying testing, approval and commercialization of our products or that ultimately any such improvements will receive FDA clearance.

     The foreign sale of at least one of our lasers is subject to the Export Control Act and can only be exported under a license held by our Russian supplier. If the supplier fails to maintain the license, our ability to export that product would be suspended until we can enter into an arrangement with a new licensed supplier.

     Besides being regulated by the FDA, our manufacturing activities are subject to regulation and control under the Occupational Safety and Health Act and regulations promulgated under it. If we fail to comply with these regulations, we could be subject to regulatory or judicial enforcement actions, including, but not limited to, product recall or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals.

THE COMPETITIVE ADVANTAGE OF OUR LASER PRODUCTS IS DEPENDENT, IN PART, UPON OUR RELATIONSHIP WITH THE SOLE SUPPLIER OF CRYSTALS USED IN OUR ERBIUM:YAG LASERS.

     The Erbium:YAG lasers we use in the Lasette(R) is made from crystals that are produced and processed in Russia. We derive a competitive advantage from these products because of the significant cost savings that we realize by having our crystals manufactured by a Russian supplier. Prices quoted by other crystal suppliers are from 150% to 200% higher than the prices charged by our Russian supplier.

     To date, the supply of laser components from this supplier has not been interrupted. However, if this source of supply were restricted or eliminated due to factors affecting the supplier, such as events flowing from Russia's political or economic instability, or due to the supplier's non-performance of his obligations under our agreement, it is likely that alternative sources of supply would be substantially more expensive. If any of these or other events beyond our control occurred, we could lose our strategically important source of supply for laser crystals, which would increase our manufacturing costs and impair our competitive advantage.

THERE IS NO ASSURANCE THAT OUR PRODUCTS WILL ACHIEVE MARKET ACCEPTANCE OR WILL COMPETE FAVORABLY WITH ALTERNATIVE PRODUCTS.

     We cannot assure you that the marketplace will accept the potential benefits of our technology or that customers will be willing to pay more for our products than for existing products. For example, the Lasette(R) will compete directly with stainless steel lancets, which cost pennies apiece, as well as with non-invasive procedures and products that are currently being developed by other companies. Market acceptance of our products will depend, in large part, upon our ability to educate potential customers, including third-party distributors, about their distinctive characteristics and benefits. We cannot assure you that we will be successful in these educational efforts.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH DOING BUSINESS INTERNATIONALLY.

     The Company sells its products internationally and purchases some of the components to make its products from an international supplier. The risks associated with these activities include, but are not limited to, risks associated with fluctuating exchange rates and the regulation of fund transfers by foreign governments, United States and foreign export and import duties and tariffs and political instability. We cannot assure you that any of the foregoing will not have a material adverse effect upon the business of the Company.

WE COULD LOSE THE RIGHT TO EXCLUSIVELY DISTRIBUTE THE CURRENT MODEL OF THE PROFESSIONAL LASETTE(R).

     Our failure to meet certain minimum order requirements or to comply with other agreed upon terms could result in the loss of our exclusive right to distribute the Professional Lasette(R).

     We are relying upon Big Sky Laser Technologies, Inc. to manufacture the first generation of the Professional Lasette(R). To this end, effective June 1, 1998, we entered into an OEM supplier agreement with Big Sky. Under the terms of this agreement, Big Sky has the exclusive manufacturing rights and we have exclusive distribution rights, subject to certain minimum order requirements. Specifically, we must order a minimum of 1,500 units during the first twelve months, and a minimum of 3,000 units in each subsequent twelve-month period to maintain our exclusive distribution rights. Either party may terminate the agreement on 90 days written notice in the event of a material breach that is not cured within 30 days of receipt of notice. Otherwise, if not earlier terminated, the agreement terminates five years after execution.

     Currently, Big Sky is alleging that we have breached the OEM supplier agreement and they have given us notice of termination and notice of breach. Big Sky claims, among other allegations, that:

     1. we have failed to take delivery of 1,012 units of the Professional Lasette(R) product;

     2. we have failed to provide laser rods and other components necessary in the manufacture of 1,000 units ordered by us; and

     3. we failed to make the required payment for certain products already delivered to us.

     Although we disagree with the allegations, we are currently in discussions seeking to restructure our relationship with Big Sky and/or reach an amicable
resolution involving the agreement.   There can be no assurance that an
agreeable restructuring will occur or an amicable resolution will be reached. In the event that the matter should go to litigation, we may incur substantial costs and will be required to allocate valuable resources to defend our position. In the event we do not prevail, we my lose our right to exclusively distribute the Professional Lasette(R). Although we currently manufacture and distribute the Personal Lasette(R), the loss of the right to distribute the Professional Lasette(R) may have a material adverse effect on our business and financial position.

WE DEPEND ON VARIOUS MANUFACTURERS FOR OUR PRODUCT COMPONENTS. IF ANY OF THESE MANUFACTURERS FAILS TO PROVIDE THE COMPONENTS, IT COULD ADVERSELY AFFECT OUR BUSINESS.

     We are dependent on third parties to produce and manufacture certain components for our products. Because we generally do not have written agreements with these third parties, they are not obligated to supply these components to us on an on-going basis. Consequently, there can be no assurance that these third parties will commit resources to us when and as we need them. Any supply interruption in a sole-sourced component could potentially have a material adverse effect on our ability to manufacture products until a new source of supply was found. There can be no assurance that we would be successful in finding additional sources of supply on a timely basis, if ever. Failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

WE ARE DEPENDENT ON DEVELOPING NEW PRODUCTS, BUT WE ARE NOT CERTAIN THAT THOSE PRODUCTS WILL BE CLEARED FOR MARKETING OR ACCEPTED IN THE MARKET.

     In order to be successful, we will need to continue to develop new products or enhance our existing products. New products require a significant investment, including preclinical and clinical testing, before their commercialization.

     From time to time, we have experienced delays or setbacks in the development of our products. We cannot assure you that we will be able to successfully address problems that may arise during the development and commercialization process. In addition, we cannot assure you that any of our products, their enhancements or our future products can or will be successfully developed, proved to be safe and effective in clinical trials, meet applicable regulatory standards, be capable of being manufactured in commercial quantities at a reasonable cost, be marketed successfully or achieve market acceptance. If any of our development programs are not successfully completed, required regulatory approvals or clearances are not obtained, or products for which approvals or clearances are obtained are not commercially successful, our business, financial condition and results of operations could be materially adversely affected.

WE DO NOT HAVE A BROAD RANGE OF PRODUCTS TO SELL.

     With the sale of our in vitro fertilization technology to Hamilton Thorne Research Associates, we are now exclusively focused on laser-based scientific research instruments and the Lasette(R) product line. Our primary product is the Lasette(R), a laser skin perforator that is used primarily by diabetics in place of steel lancets. There is an inherent risk in not having a broad base of products in development and we cannot assure you that we will be successful with this narrow line of products.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

     The design, development, manufacture and use of our medical products involve an inherent risk of product liability claims and associated adverse publicity. Producers of medical products may face substantial liability for damages in the event of product failure or allegations that the product caused harm. We currently maintain $2,000,000 of product liability insurance, but this insurance is expensive and difficult to obtain and may not be available in the future on acceptable terms. We cannot assure you that we will not be subject to product liability claims, that our current insurance would cover any claims, or that adequate insurance will continue to be available on acceptable terms in the future. In the event we are held liable for damages in excess of the limits of our insurance coverage, or if any claim or product recall creates significant adverse publicity, our business, financial condition and results of operations could be materially adversely affected.

WE HAVE LIMITED EXPERIENCE IN MARKETING, DISTRIBUTING AND SELLING LASER-BASED MEDICAL AND RESEARCH PRODUCTS.

     We have limited experience marketing, distributing or selling our products. To successfully market, distribute and sell our current products and any products we may develop, we must either build a more extensive marketing, distributing and sales force or enter into arrangements with third parties to market, distribute and sell our products. We cannot assure you that we will be able to successfully develop a more extensive marketing, distributing and sales force or that we will enter into acceptable marketing, distributing and sales agreements with third parties. If we maintain our own marketing, distributing and sales capabilities, we will compete with other companies that have experienced and well-funded marketing, distributing and sales operations. If we enter into a marketing arrangement with a third party, any revenues we receive will depend on the third party, and we will likely have to pay a sales commission or similar amount. We may be unable to successfully commercialize our products. There can be no assurance that we will be successful in recruiting marketing personnel with the required skills, or that we will be able to enter into the strategic relationships needed to effectively market our products.

WE MAY NOT BE ABLE TO RETAIN OR HIRE KEY PERSONNEL.

     Our ability to operate successfully and manage our potential future growth depends upon retaining key scientific, technical, managerial and financial personnel, and attracting and retaining additional highly qualified scientific, technical, managerial and financial personnel. We face intense competition for qualified personnel in these areas, and we cannot assure you that we will be able to attract and retain qualified personnel. The loss of key personnel or our inability to hire and retain additional qualified personnel in the future could adversely affect our business, financial condition and operating results.

     We currently have in place employment agreements with Ronald K. Lohrding, Ph.D., our President and Chief Executive Officer, Craig Rogers, our Vice President of Investor Relations, Secretary and Treasurer, and Mr. H. Travis Lee, our Vice President of Marketing and Sales. Our key employees, including those with employment agreements, may voluntarily terminate their employment with us at any time. We do not have key person life insurance covering our management personnel or other key employees, other than a $500,000 term policy on the life of Ronald K. Lohrding, Ph.D.

WE MAY NOT MANAGE OUR GROWTH PROPERLY.

     The medical device industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards, and frequent new product and service introductions. Thus, the ability to timely deliver state-of-the-art products and to provide meaningful customer support for a highly technical product offering is indispensable. For this reason, we have adopted a long-term growth strategy to develop our product lines and strengthen our market position via continued research and development efforts, and through appropriate acquisitions. However, our ability to manage our growth, if any, will require the continued improvement and expansion of our management, operational and financial systems and controls. Any measurable growth in our business will result in additional demands on our customer support, sales, marketing, administrative and technical resources and will place significant strain on our management and financial resources. We cannot assure you that we will be able to successfully address these additional demands. We cannot assure you that our operating and financial control systems will be adequate to support our future operations and anticipated growth. Failure to manage our growth properly could have a material adverse effect upon our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY REFORMS IN THE HEALTH CARE INDUSTRY OR BY LIMITATIONS IMPOSED ON THIRD PARTY REIMBURSEMENT OF HEALTH CARE COSTS.

     Our future success may be affected by the continuing efforts of government and third-party payers to contain or reduce the costs of health care through various means. We cannot predict the effect health care reforms may have on us, and there can be no assurance that any reforms will not have a material adverse
effect on our business.   In both the United States and elsewhere, uses of
elective medical procedures are dependent in part on the availability of reimbursement to the consumer from third-party payers, such as government and private insurance plans. Third-party payers are increasingly challenging the prices charged for medical products and services.

     Although some health insurance companies are covering the costs of the Lasette(R) for its members if a physician provides documentation indicating a medical necessity, it is unlikely that the cost of the Lasette(R) will qualify as a reimbursable expense under all health insurance programs. There can be no assurance that our laser medical products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive basis.

WE COULD BE ADVERSELY AFFECTED BY A DECREASE OF GOVERNMENT SUPPORT OF SCIENTIFIC RESEARCH AND DEVELOPMENT.

     The principal markets for our scientific instrumentation products are colleges, universities and other institutions engaged in scientific research. Most, if not all, of these potential customers rely upon federal and state funding in order to support their research activities. The ability of these institutions to purchase our products is dependent upon receiving adequate funding from the public sector. A reduction or withdrawal of government support of scientific pursuits could result in a lower demand for our products.

INVESTORS EXERCISING OUR CLASS A WARRANTS AND OUR PUBLIC WARRANTS WILL INCUR AN IMMEDIATE AND SUBSTANTIAL DILUTION OF THEIR INVESTMENT.

     The exercise prices of our Class A Warrants and Public Warrants is considerably higher than our per share net tangible book value. As a result, the exercise of Class A Warrants and/or Public Warrants may result in substantial dilution.

     At December 31, 1999, we had a net tangible book value of $825,894 or approximately $.10 per share of common stock outstanding, based upon 8,244,121 shares issued and outstanding. Taking into account Paulson Investment and Chester L. Paulson exercise of the Placement Agent's Warrants and the Class A Warrants in February 2000, and assuming the exercise of Lorraine Maxfield's Placement Agent Warrants and the underlying Class A Warrants, the exercise of the Representative's Warrant and all of the Public Warrants issued as part of the public units purchased upon exercise of the Representative's Warrants, and assuming further, the exercise of all 920,000 Public Warrants, the number of shares of common stock will increase to 9,749,121 and the net tangible book value will increase to $4,085,644 after subtracting the expenses of the offerings estimated to be $25,000, resulting in a net tangible book value per share of approximately $.42.

     Thus, to the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to investors in the Offerings exercising Class A Warrants and/or Public Warrants. See "Dilution."

WE HAVE NOT PAID DIVIDENDS TO OUR SHAREHOLDERS IN THE PAST, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS TO OUR SHAREHOLDERS IN THE NEAR FUTURE.

     We have not declared or paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, to fund the operation of our business, and therefore do not anticipate paying dividends on common stock in the near future.

STOCK THAT CANNOT CURRENTLY BE TRADED MAY BECOME ELIGIBLE FOR TRADING IN THE FUTURE.

and outstanding. Of this amount, 2,138,763 are "restricted securities" and are not currently traded. However, these restricted securities will be available for trading in the future, so long as all the requirements of Rule 144, promulgated under the Securities Act of 1933, are met.

     No prediction can be made as to the effect, if any, that the availability of these shares for sale, or the sale of these shares, will have on the market prices prevailing from time-to-time. If the number of shares offered for sale is greater than the number of shares sought to be purchased, then the price of our stock would decline. The market price of our securities could be adversely affected by future sales of these securities.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS AND OPTIONS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     The issuance of shares of common stock upon the exercise of our outstanding options and warrants will result in dilution to the interests of our stockholders and you as an investor in the offerings, and may have an adverse effect on the trading price and market for our common stock.

     As of December 31, 1999, we have options and warrants outstanding which may be exercised to acquire 3,496,949 shares of our common stock at various times. The future sale of these shares may adversely affect the market price of our common stock. Shares issued upon exercise of our outstanding warrants and options will also cause immediate and substantial dilution to our existing stockholders. In addition, as long as these warrants and options remain outstanding, our ability to obtain additional capital through the sale of our securities might be adversely affected.

WE MAY CONTINUE TO SELL STOCK OR OTHER SECURITIES TO RAISE MONEY. IF WE DO SO, THESE SALES COULD SUBSTANTIALLY DILUTE THE INVESTMENT OF OUR SECURITY HOLDERS.

     We have the authority to issue up to 12,500,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. Furthermore, we may authorize the issuance of our preferred stock with rights preferential to the rights of investors in these offerings without shareholder approval. Our ability to issue additional securities without shareholder approval could have the effect of substantially diluting the investment made by our existing stockholders as well as investors in this Offering.

TRADING IN OUR SECURITIES IS LIMITED AND SPORADIC, THEREFORE YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT WITHOUT CONSIDERABLE DELAY, OR AT ALL.

     A public trading market for our Class A Warrants does not currently exist. Our common stock and Public Warrants are traded on the Bulletin Board under the trading symbols CRII and CRIIW, respectively. While there currently exists a limited and sporadic public trading market for these securities, the prices paid for our securities and the amount of securities traded are volatile. We cannot assure you that these markets will improve in the future. We cannot assure you that you will be able to liquidate your investment without considerable delay, if at all.

OUR SECURITIES MAY BE REGULATED BY THE SECURITIES ENFORCEMENT AND PENNY STOCK REFORM ACT OF 1990, AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED.

     Since our common stock and Public Warrants are not listed or quoted on any exchange or on NASDAQ, and no other exemptions currently apply, trading in our common stock and Public Warrants on the OTC Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The bid and offer quotations and compensation information must be provided before effecting the transaction and must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock or Public Warrants. In addition, the information provided to the broker's customer is prepared by the broker, not the Company. We cannot assure you that such information is accurate, complete or current.

YOU MAY NOT TRADE OUR SECURITIES IF THEY ARE NOT PROPERLY REGISTERED OR QUALIFIED IN THE STATE IN WHICH YOU RESIDE OR IF THE PROSPECTUS PURSUANT TO WHICH THEY ARE SOLD IS NOT KEPT CURRENT.

     As a holder of Class A Warrants and/or Public Warrants you will have the right to exercise the warrants to acquire shares of common stock only if there is a current and effective registration statement and prospectus covering the shares of common stock issuable upon their exercise, and only if the shares are qualified for sale, or exempt from qualification, under the securities laws of the states in which the securities may be traded. Maintaining a current effective registration statement and prospectus could be expensive, and we cannot assure you that a current registration statement and prospectus will be in effect when you decide to exercise the Class A Warrants and/or Public Warrants. Although we will seek to qualify for sale the shares of common stock underlying the Class A Warrants and Public Warrants in those states in which the securities are to be offered and qualification is required, we cannot assure you that the required qualification will occur. The warrants may become valueless if a prospectus covering the shares issuable upon their exercise is not kept effective and current, or if the underlying shares are not, or cannot be, registered in the applicable states.

WE HAVE RIGHTS TO REDEEM THE CLASS A WARRANTS AND THE PUBLIC WARRANTS. IF WE EXERCISE OUR REDEMPTION RIGHTS, YOU MAY BE FORCED TO EXERCISE THE WARRANTS SOONER THAN YOU WOULD LIKE.

     We can redeem the Class A Warrants at a price of $0.25 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $3.50 for a period of ten consecutive trading days. We can redeem the Public Warrants at a price of $0.25 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $4.80 for a period of ten consecutive trading days. As a holder of Class A Warrants and/or Public Warrants, you will have exercise rights until the close of the business day preceding the date fixed for redemption. If you fail to exercise the Class A Warrants or the Public Warrants by the close of the business day preceding the date fixed for redemption, you will be forced to sell us these securities at the redemption price, even though you may wish to hold them or even though the redemption price is substantially lower than their fair value.

     Neither the Class A Warrants nor the Public Warrants may be redeemed or exercised unless a registration statement pursuant to the Securities Act covering the underlying shares of common stock is current and these shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of your state of residence as a holder of the Class A Warrants and/or Public Warrants.

WE STILL MAY BE SUBJECT TO PROBLEMS WITH YEAR 2000 COMPLIANCE.

     Prior to December 31, 1999, there was a great deal of concern regarding the ability of computers to adequately recognize 21st century dates from 20th century dates due to the two-digit date fields used by many systems. Most reports to date, however, are that computer systems are functioning normally and the compliance and remediation work accomplished during the years leading up to 2000 was effective to prevent any problems. To date, the Company has not experienced any such computer difficulty; however, computer experts have warned that there may still be residual consequences of the change in centuries. Any such difficulties, including but not limited to those listed below, may, depending upon their pervasiveness and severity, have a material adverse effect on our business, financial condition and results of operations:

     . a failure to fully identify all year 2000 dependencies in the Company's systems;

     . a failure to fully identify all year 2000 dependencies in the systems of third parties with whom the Company does business;

     . a failure of any third party with whom the Company does business to adequately address their year 2000 issues;

     . the failure of any contingency plans developed by the Company to protect its business and operations from year 2000-related interruptions; and

     . delays in the implementation of new systems resulting from year 2000 problems.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered by the Selling Securityholders, or the resale of our Class A and Public Warrants. We will, however, receive proceeds if any of the following occurs:

     1. If Loraine Maxfield exercises her Placement Agent's Warrants, we will receive gross proceeds of $12,938. Additionally, if Ms. Maxfield exercises her Class A Warrants issuable to her upon the exercise of the Placement Agent's Warrants, then we will receive additional gross proceeds of up to $9,056 .

     2. If Paulson Investment and certain of its officers exercise their Representative's Warrants, we will receive gross proceeds of $396,000. Additionally, if all of the shares we are offering are purchased pursuant to the exercise of the Public Warrants issued to Paulson Investment and certain of its officers upon their exercise of the Representative's Warrants, then we will receive additional gross proceeds of up to $192,000; and

     3. If all of the shares we are offering are purchased pursuant to the exercise of the Public Warrants sold in the public offering, which we cannot guarantee, then we will receive additional gross proceeds of up to $2,208,000.

If we were to receive proceeds from any of the foregoing, we anticipate that the proceeds will be used as working capital in our day-to-day operations. While we regularly evaluate possibilities for the acquisition of other businesses, technologies and products, we do not have any arrangements, agreements or understandings with respect to any such acquisitions. At this time, we do not anticipate the proceeds we receive from the exercise of the Placement Agent's Warrants, the Representative's Warrants, or the Public Warrants will be used to discharge debt.


                        DETERMINATION OF OFFERING PRICE

The price of the underlying common stock we are offering pursuant to the exercise of the Class A Warrants and Public Warrants is $1.75 and $2.40 respectively. The exercise price was determined by negotiation with Paulson Investment in connection with the initial public offering. In determining the offering price with Paulson Investment, we considered, among other things, our financial condition, our net tangible book value, our limited operating history and the general condition of the securities market. Accordingly, the exercise price should not be considered an indication of our actual value. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criteria of value.

Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices entered into between the Selling Securityholder and a purchaser.

                                 DILUTION

At December 31, 1999, we had a net tangible book value of $825,894 or approximately $.10 per share. This determination was made based upon 8,244,121 shares issued and outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net tangible book value. Net tangible book value is equal to total assets less total liabilities and intangible assets.

The above calculation does not reflect the occurrence of the following events:

     1. The exercise of the Representative's Warrant or the exercise of the Public Warrants to be issued as part of the public units purchased upon exercise of the Representative's Warrant; or

     2. The exercise of the Placement Agent's Warrants or the exercise of the Class A Warrants issued or to be issued upon exercise of the Placement Agent's Warrants; or

     3.   The exercise of 920,000 Public Warrants.

The occurrence of all or any one of the foregoing events will further dilute existing shareholders. Specifically, if any outstanding warrants are exercised, of which there can be no assurance, the number of common shares outstanding will increase and our net tangible book value will increase.

The exercise of any of our outstanding warrants at a time when the exercise price is greater than our net tangible book value per share will result in an immediate increase in the net tangible book value of our existing shareholders. At the same time, you, as an exercising warrantholder, will experience immediate dilution in the value of your investment.

Dilution is the reduction of value of your investment measured by the difference between the warrant exercise price you pay and our net tangible book value per share after giving effect to the exercise of your warrants, if your warrants are exercised at a time when the warrant exercise price is greater than the net tangible book value per outstanding share before the exercise. The dilution per share will decrease with the exercise of each additional warrant because the proceeds from each such exercise will increase our net tangible book value.

As a result, assuming the exercise of all our outstanding warrants and taking into account the shares issued to the Selling Securityholders, our net tangible book value would increase to $4,085,644 after subtracting the expenses of the offerings estimated to be $25,000, resulting in an adjusted net tangible book value per share of approximately $.42 per share based on 9,749,121 shares issued and outstanding.

As a result, as an investor exercising Class A Warrants you will incur immediate and substantial dilution of your investment of approximately $1.33 per share, or approximately 76% of the Class A Warrant exercise price.

As an investor exercising Public Warrants you will incur immediate and substantial dilution of your investment of approximately $1.98 per share, or approximately 83% of the Public Warrant exercise price.

To the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to you as an investor exercising Class A Warrants and/or Public Warrants.

                            SELLING SECURITYHOLDERS


The holders of our Representative Warrants, Placement Agent's Warrants and those who have exercised the Placement Agent's Warrants, all of whom we refer collectively as the Selling Securityholders, are offering to sell their securities under this Prospectus.

None of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

The following table sets forth certain information as of May 8, 2000, to the best of our knowledge, regarding the ownership of our common stock and warrants by the Selling Securityholders and as adjusted to give effect to the sale of all the common stock and warrants offered by the Selling Securityholder pursuant to this Prospectus.

-------------------------------------------------------------------------------------------------------------------------
     Selling             Ownership before             Securities being          Ownership after       Percentage after
 Securityholder           the offering/(1)/               offered                the offering           the offering
-------------------------------------------------------------------------------------------------------------------------

                       Common                      Common                     Common                 Common
                       Stock       Warrants        Stock        Warrants      Stock    Warrants      stock     Warrants
-------------------------------------------------------------------------------------------------------------------------
Paulson Investment
Company, Inc./(2)/   468,639       141,880       427,225/(4)/   64,400/(8)/   41,414     77,480        .42%        .79%

 -------------------------------------------------------------------------------------------------------------------------

Chester L.            45,450         7,200        45,450/(5)/    7,200/(8)/        0          0          0%          0%
Paulson/(3)/
-------------------------------------------------------------------------------------------------------------------------

Lorraine              17,550         8,775        17,550/(6)/    8,775/(6)/        0          0          0%          0%
 Maxfield/(3)/
-------------------------------------------------------------------------------------------------------------------------

Tracy Parker/(3)/      4,200         1,600         3,200/(7)/    1,600/(8)/    1,000          0        .01%          0%
-------------------------------------------------------------------------------------------------------------------------

Glen Davis/(3)/        3,200/(7)/    1,600/(8)/    3,200/(7)/    1,600/(8)/        0          0          0%          0%
-------------------------------------------------------------------------------------------------------------------------

Trent Davis/(3)/       3,200/(7)/    1,600/(8)/     3,200/(7)/    1,600/(8)/       0          0          0%          0%
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                             499,825        85,175
-------------------------------------------------------------------------------------------------------------------------

__________________________

(1) The number of shares indicated includes shares acquired directly from us by the Selling Securityholders as well as shares that are issuable upon the exercise of the Representative and/or the Placement Agent's Warrants held by the Selling Securityholders.

(2) Paulson Investment Company, Inc. is an investment banking firm that has served as our underwriter in both of our private and public offerings. For their services as our underwriter and placement agent, we have paid to Paulson Investment Company, Inc. various fees as well as issued to them our securities including shares of common stock and warrants.

(3)  Serves as an officer of Paulson Investment Company, Inc.

(4) Represents 298,425 shares acquired from the exercise of the Placement Agent's Warrants and the exercise of the Class A Warrants and 128,800 shares issuable upon the exercise of the Representative Warrants.

(5) Represents 31,050 shares acquired from the exercise of the Placement Agent's Warrants and the exercise of the Class A Warrants and 14,400 shares issuable upon the exercise of the Representative Warrants.

(6) Common stock represents 10,350 shares issuable upon the exercise of the Placement Agent's Warrants and 7,200 shares issuable upon the exercise of the Representative Warrants. Warrants represents 5,175 Class A Warrants issuable upon the exercise of the Placement Agent's Warrants and 3,600 Public Warrants issuable upon the exercise of the Representative Warrants.

(7) Represents common stock issuable upon the exercise of the Representative Warrants.

(8) Represents Public Warrants issuable upon the exercise of the Representative Warrants.

We will pay all expenses to register the shares, except that the Selling Securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

We have agreed to indemnify the Selling Securityholders and certain affiliated parties against specified liabilities, including liabilities under the Securities Act, as amended, in connection with this offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling our Company, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been advised that in the opinion of the SEC this kind of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                 PLAN OF DISTRIBUTION

Representative's Warrants

This prospectus relates to our offering of 160,000 shares of common stock and 80,000 Public Warrants issuable to Paulson Investment and certain of its officers upon their exercise of the Representative's Warrants. The Representative's Warrants were issued as partial compensation for the services provided in connection with our public offering completed during the first quarter of 1998. The common stock, Public Warrants and the underlying shares of common stock to be issued upon exercise of these Public Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Placement Agent's Warrants

This prospectus relates to our offering of 10,350 shares of common stock and 5,175 Class A Warrants issuable to Lorraine Maxfield. The common stock, Class A Warrants and the underlying shares of common stock to be issued upon exercise of these Class A Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Selling Securityholder Shares

Selling Securityholders may sell up to 329,475 shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or negotiated prices, in one or more of the following kinds of transactions:

     *   Transactions in the over-the-counter market;

     *   Transactions negotiated between Selling Securityholders and purchasers.

Broker-dealers or agents may purchase shares directly from a Selling Securityholder or sell shares to someone else on behalf of a Selling Securityholder. In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock and warrants. Some states may also require Selling Securityholders to sell their common stock only through broker-dealers.

Public Warrants

We are also offering up to 920,000 shares of common stock issuable upon exercise of 920,000 Public Warrants currently owned by certain investors who acquired these Public Warrants as part of the units sold in the public offering or purchased from the secondary trading markets. The shares of common stock to be issued upon exercise of the Public Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Pursuant to an agreement with Paulson and those investors who purchased our securities in the public offering, we have agreed to pay the cost of registering the securities covered by this prospectus which we estimate will cost $25,000. Those investors who purchased our securities in the public offering will, however, pay the other costs related to the resale of their securities, including discounts, commissions and transfer fees.

Compensation

We are offering the shares of common stock underlying the Class A Warrants and the Public Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of the shares of common stock issuable upon exercise of the Class A Warrants and Public Warrants may resell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of these methods of sale. Sales may be made at fixed prices that may be charged, at market prices prevailing at the time of sale, or at negotiated prices. Holders of the shares of common stock issuable upon exercise of the Class A Warrants and Public Warrants may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions. Broker-dealer compensation may be received from the person selling the shares of common stock and/or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably any dividends we may declare out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Class A Warrants

We have authorized the issuance of up to 115,000 Class A Warrants. Each Class A Warrant is exercisable to purchase one share of our common stock at a price of $1.75. The exercise price of the Class A Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Class A Warrants in accordance with the provisions described below. The exercise period for the Class A Warrants expires at 5:00 p.m., Mountain time, on September 18, 2000. We may at any time and from time to time extend the term of the Class A Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Class A Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Class A Warrant term or reduction in the Class A Warrant exercise price.

Subject to compliance with applicable securities laws, Class A Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Class A Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Class A Warrants may be exercised during their term only upon surrender of the Class A Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Class A Warrant certificate completed and signed. The Election to Purchase must be accompanied by payment of the full exercise price for the number of Class A Warrants being exercised. Holders of the Class A Warrants will receive one share of common stock for each Class A Warrant exercised, subject to any adjustment required by the Class A Warrant Agreement. For a holder to exercise his or her Class A Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Class A Warrants, or alternatively, in our sole determination, there must be a valid exemption from these requirements.

We have undertaken, and intend, to maintain a current registration statement, which will permit the exercise of the Class A Warrants during their term. Maintaining a current effective registration statement could result in substantial expense. Although we believe that we will be able to register or qualify the shares of common stock underlying the Class A Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption, can be accomplished without undue hardship or expense. The Class A Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Class A Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Class A Warrant resides. In the latter event, the only option available to a holder of a Class A Warrant may be to attempt to sell his or her Class A Warrants into the market, if a market then exists, and only then in compliance with applicable securities laws and restrictions on transfer.

Redemption. We have the right, at our discretion, to call all or less than all of the Class A Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Class A Warrant if:

     1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Class A Warrants under the Securities Act is in effect; and

     2. there exists a public trading market on the NASDAQ Market or the OTC Electronic Bulletin Board for our common stock; and

     3. the closing public trading price of our common stock has equaled or exceeded $3.50 per share for at least ten consecutive trading days immediately preceding the date of our Class A Warrant redemption notice.

If we elect to exercise our redemption right, holders of Class A Warrants may either exercise their Class A Warrants, sell the Class A Warrants in the market until the date next preceding the date fixed for redemption, or tender their Class A Warrants to us for redemption. Within five business days after the end of the 30-day period, we will mail a redemption check to each registered holder of a Class A Warrant who holds unexercised Class A Warrants as of the end of the 30-day period, whether or not the holder has surrendered the Class A Warrant certificates for redemption. The Class A Warrants may not be exercised after the end of the 30-day notice period.

Public Warrants

We have authorized the issuance of up to 1,157,576 Public Warrants. Each Public Warrant is exercisable to purchase one share of our common stock at a price of $2.40. The exercise price of the Public Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Public Warrants in accordance with the provisions described below. The exercise period for the Public Warrants expires at 5:00 p.m., Mountain time, on February 2, 2003. We may at any time and from time to time extend the term of the Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Public Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Public Warrant term or reduction in the Public Warrant exercise price.

Subject to compliance with applicable securities laws, Public Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Public Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Public Warrants may be exercised during their term only upon surrender of the Public Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Public Warrant certificate completed and signed. The Election to Purchase must be accompanied by payment of the full exercise price for the number of Public Warrants being exercised. Holders of the Public Warrants will receive one share of common stock for each Public Warrant exercised, subject to any adjustment required by the Public Warrant Agreement. For a holder to exercise his or her Public Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Public Warrants, or alternatively, in our sole determination, there must be a valid exemption from these requirements.

We have undertaken, and intend, to maintain a current registration statement, which will permit the exercise of the Public Warrants during their term. Maintaining a current effective registration statement could result in substantial expense. Although we believe that we will be able to register or qualify the shares of common stock underlying the Public Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption there from, can be accomplished without undue hardship or expense. The Public Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Public Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Public Warrant resides. In the latter event, the only option available to a holder of a Public Warrant may be to attempt to sell his or her Public Warrants into the market, if a market then exists, and only then in compliance with applicable securities laws and restrictions on transfer.

Redemption. We have the right, at our discretion, to call all or less than all of the Public Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Public Warrant if:

     1. the closing bid price of our common stock exceeds $4.80 per share for at least ten consecutive trading days;

     2. we have in effect a current registration statement covering the common stock issuable upon exercise of the Public Warrants; and

     3. the expiration of the 30-day notice period is within the term of the Public Warrant.

If we elect to exercise our redemption right, holders of Public Warrants may either exercise their Public Warrants, sell the Public Warrants in the market until the date next preceding the date fixed for redemption, or tender their Public Warrants to us for redemption. Within five business days after the end of the 30-day period, we will mail a redemption check to each registered holder of a Public Warrant who holds unexercised Public Warrants as of the end of the 30-day period, whether or not the holder has surrendered the Public Warrant certificates for redemption. The Public Warrants may not be exercised after the end of the 30-day notice period.

No Right to Compel Exercise.

We do not have the right to compel the exercise of any of our warrants currently outstanding and no one has committed to exercise any of our outstanding warrants. Whether any warrants are exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market, if any, and the personal investment objectives of the warrant holders. See "Risk Factors." Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of our outstanding warrants. We intend to maintain a current prospectus until the Class A Warrants and Public Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of the Class A Warrants and/or Public Warrants. We may also reduce the exercise price of the Class A Warrants and/or Public Warrants, provided written notice of an intended extension or reduction is given to the registered holders of the warrants in question before the expiration date then in effect.

Warrant Solicitation Fees

We have no agreement or any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Placement Agent's Warrants or Representative's Warrant, or upon exercise of any or all of the Class A Warrants and/or Pubic Warrants.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, registrar and Warrant Agent for our common stock, Class A Warrants and Public Warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Reports to Shareholders

We intend to furnish annual reports to shareholders, which will include certified financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders as we deem appropriate.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the common stock offered hereby will be passed on for us by Pollet Law, a California corporation, 10900 Wilshire Blvd., Los Angeles, California 90024. Pollet Law, is the beneficial owner of 50,000 shares of our common stock.


                               MATERIAL CHANGES

On March 9, 2000, GEM Edwards, Inc., exercised a warrant to purchase 100,000 common shares of our capital stock at a aggregate exercise price of $225,000. We are currently in discussions with GEM Edwards to rescind the exercise of the warrant which will result in the cancellation of the 100,000 common shares and the refund of the aggregate exercise price. If the transaction is rescinded, GEM Edwards' warrant will be reinstated and it will have the right to exercise
the warrant during the exercise period or any extensions granted.   We do not
have the right to compel the exercise of the warrant and whether the warrant will be exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market, if any, and the personal investment objectives GEM Edwards.


                                    EXPERTS

Our consolidated financial statements as of December 31, 1999 and 1998 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, Independent Certified Public Accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

          1. Pre-Effective Amendment No. 2 to our Registration Statement on Form SB-2, Registration No. 333-40895;

          2. Pre-Effective Amendment No. 3 to our Registration Statement on Form S-3, filed with the Commission on January 20, 1999 (SEC No. 333-55951);

          3. Our Annual Report on Form 10-KSB for the year ended December 31, 1999; and

          4.   Our definitive Proxy Statement.

You may request a copy of these filings at no charge by a written or oral request to Ronald K. Lohrding, Ph.D., President, Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107, (505) 343-1131. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.


                          Forward-looking Statements

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the medical laser products industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

     * changes in general economic and business conditions affecting the medical laser products industry;

     *    technical developments that make our products or services obsolete;

     *    changes in our business strategies;

     *    the level of demand for our products and services; and

     * our ability to develop or maintain strategic relationships within the medical laser products industry.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                               No "Safe Harbor"

The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by certain existing public companies, does not apply to our offerings.

                                INDEMNIFICATION

Our By-Laws provide for the indemnification of our officers and directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to those provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and, as a result, is unenforceable.

--------------------------------------------------------------------------------

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.


                               TABLE OF CONTENTS

                                                         Page
                                                         ----
Prospectus Summary....................................     1
Risk Factors..........................................    10
Use of Proceeds.......................................    20
Determination of Offering Price.......................    20
Dilution..............................................    21
Selling Securityholders...............................    22
Plan of Distribution..................................    23
Description of Securities to be Registered............    24
Interest of Named Experts and Counsel.................    28
Material Changes......................................    28
Experts...............................................    28
Incorporation of Certain Documents by Reference.......    28
Where You Can Find More Information...................    29
Indemnification.......................................    30


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------



                       CELL ROBOTICS INTERNATIONAL, INC.

                       1,505,000 Shares of Common Stock

                       80,000 Redeemable Public Warrants

                       5,175 Redeemable Class a Warrants






-------------------------------------------------------------------------------
                                  PROSPECTUS
-------------------------------------------------------------------------------



                                  May 9, 2000



-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

          SEC Filing Fee                            $ 4,500.00
          Printing Expenses*                            500.00
          Accounting Fees and Expenses*               7,000.00
          Legal Fees and Expenses*                    7,500.00
          Blue Sky Fees and Expenses*                 5,000.00
          Registrar and Transfer Agent Fee*             500.00

               Total*                               $25,000.00
_______________________

*  Estimated


Item 15.  Indemnification of Directors and Officers.

          The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                   *     *     *

          b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

          c. Article XII of Registrant's Articles of Incorporation provides, in part:

              "e. To the maximum extent permitted by law or by public policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

          d. The Company currently pays for and maintains an insurance policy for $1,000,000 that covers directors and officers' liability.


Item 16.  Exhibits.

          a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.  Title
----------   -----
*    1.0     Underwriting Agreement

**   4.1     Specimen Common Stock Certificate

**   4.2     Specimen Redeemable Class A Common Stock Purchase Warrant

**   4.3     Specimen Public Warrant Certificate

**   4.4     Class A Common Stock Purchase Warrant Agreement

**   4.5     Public Warrant Agreement

***  5.1     Opinion of Pollet & Richardson

*** 23.1     Consent of KPMG LLP

*** 23.2     Consent of Pollet & Richardson

____________________


   * Incorporated by reference from the Company's Registration Statement on Form SB-2, SEC File No. 333-40895, declared effective by the Commission on February 2, 1998.

   ** Incorporated by reference from the Company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, which was declared effective by the Commission on February 14, 1996 SEC File No. 33-80347.

   ***       Filed with this Registration Statement.

Item 17.  Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 on Form S-3 to Form SB-2 Registration Statement and Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Albuquerque, State of New Mexico on the 9th of May, 2000.

                             CELL ROBOTICS INTERNATIONAL, INC.,
                             a Colorado corporation


                             By:   /s/ Ronald K. Lohrding, Ph.D.
                                  ----------------------------------------
                                  Ronald K. Lohrding, Ph.D., President

       Pursuant to the requirements of the 1933 Securities Act, this Post-Effective Amendment No. 5 on Form S-3 to Form SB-2 Registration Statement and Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 Registration Statement has been signed by the following persons in the capacities with Cell Robotics International, Inc. and on the dates indicated.



  Dated:  May 9, 2000              /s/ Ronald K. Lohrding
                                  --------------------------------------
                                  Ronald K. Lohrding, Chairman of the Board,
                                  President, and Chief Executive Officer
                                  (Attorney in fact)


  Dated:  May 9, 2000              /s/ Jean Scharf
                                  --------------------------------------
                                  Jean Scharf, Chief Financial Officer, Chief
                                  Accounting Officer and Controller


  Dated:  May 9, 2000              /s/ Mark Waller
                                  -------------------------------------
                                  Mark Waller, Director


  Dated:  May 9, 2000              /s/ Raymond Radosevich
                                  --------------------------------------
                                  Raymond Radosevich, Director


  Dated:  May 9, 2000              /s/ Debra Bryant
                                  -------------------------------------
                                  Debra Bryant, Director


  Dated:  May 9, 2000              /s/ Ron Ainsworth
                                  -------------------------------------
                                  Ron Ainsworth, Director


  Dated:  May 9, 2000              /s/ Oton Tisch
                                  -------------------------------------
                                  Oton Tisch, Director